UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2018

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37568	26-4231384
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4000
Berkeley Heights, New Jersey 07922
(800) 208-3343
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

On June 20, 2018, Edge Therapeutics, Inc. (“Edge”) received written notice from The Nasdaq Stock Market (“Nasdaq”) stating that Edge is not in compliance with the audit committee requirements for continued listing on The Nasdaq Global Select Market, as set forth in Nasdaq Listing Rule 5605(c)(2)(A) (the “Audit Committee Requirements”), after James Healy did not seek re-election to the Board of Directors at Edge’s 2018 Annual Meeting of Stockholders held on June 19, 2018 (the “Annual Meeting”) and Kurt Conti’s resignation from Board of Directors on the same date. Edge has since appointed Robert Spiegel to Edge’s Audit Committee. As a result of these actions, Edge currently has an Audit Committee comprised of two members.

The notice has no immediate effect on the listing of Edge’s common stock, and its common stock will continue to trade on The Nasdaq Global Select Market under the symbol “EDGE” at this time. In accordance with Nasdaq Listing Rule 5605(c)(4), Edge has a cure period to regain compliance with the Audit Committee Requirements ending on the later of (i) the date of its next annual meeting of stockholders or June 19, 2019; or (ii) if the next annual stockholders meeting is held before December 17, 2018, then December 17, 2018. To regain compliance, Edge’s Board of Directors must appoint an additional independent director, as defined under applicable Nasdaq rules, to the Audit Committee before the expiration of the cure period.

If Edge does not regain compliance with Audit Committee Requirements within the above referenced dates, Nasdaq will provide written notification to Edge that its securities will be subject to delisting. Edge intends to satisfy the Audit Committee Requirements within the timeframe required by Nasdaq.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As of June 19, 2018, Kurt Conti, a member of Edge’s Board of Directors, resigned from the Board of Directors. Mr. Conti notified Edge that his decision to resign was not the result of any disagreement with Edge or any matter relating to Edge’s operations, policies or practices.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on June 19, 2018. A quorum was present at the Annual Meeting.  Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in Edge’s Proxy Statement filed with the Securities and Exchange Commission on April 25, 2018, were (1) the election of Sol J. Barer and Brian Leuthner, as Class C directors to Edge’s Board of Directors to hold office until the 2021 Annual Meeting of Stockholders and (2) the ratification of the selection of KPMG LLP as Edge’s independent registered public accounting firm for the fiscal year ending December 31, 2018. At the Annual Meeting, Edge’s stockholders approved the two proposals, and the final results were as follows:

(1)	Election of Sol J. Barer and Brian Leuthner as a Class C directors, to hold office until the 2021 Annual Meeting of Stockholders:

Nominees	For	Withheld	Broker Non-Votes
Sol J. Barer	10,854,374	1,054,476	13,113,045
Brian Leuthner	10,878,056	1,030,794	13,113,045

(2)	Ratification of the selection of KPMG LLP as Edge’s independent registered public accounting firm for the year ending December 31, 2018:

For	Against	Abstain	Broker Non-Votes
24,438,790	447,833	135,172	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2018	Edge Therapeutics, Inc.

	By:	/s/ Andrew Saik
Name: Andrew Saik
Title: Chief Financial Officer